CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 6, 2008 on Dreyfus Premier New Jersey Municipal Bond Fund, Inc. for the fiscal year ended December 31, 2007 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-19655 and 811-05454) of Dreyfus New Jersey Municipal Bond Fund, Inc.

ERNST & YOUNG LLP

New York, New York

December 11, 2008